1 NewtekOne, Inc.’s CEO Updates the Market on First Quarter 2023 Key Performance Indicators Boca Raton, FL, April 4, 2023 – NewtekOne, Inc. ((NASDAQ: NEWT) (the “Company” or “NewtekOne”) updates the investment community on the Company’s key performance indicators for the first quarter of 2023. Barry Sloane, Chairman, President and Chief Executive Officer said, “In advance of reporting our first quarter 2023 financial and operating results, which will be our first quarter as a financial holding company, and in an effort to provide additional transparency to the market during volatile times, we thought it would be useful to provide certain key performance indicators. We believe metrics on capital, liquidity, deposit initiatives, deposit diversification, digital account opening, loan quality, and first quarter 2023 earnings-per-share forecasts, can help to provide a well-rounded look at our position in the market. In January 2023, NewtekOne sold $50 million in two-year notes, rated BBB+ by Egan Jones, as well as $20 million in convertible preferred stock to Patriot Financial Partners IV, L.P., further bolstering its capital at the holding company.” Mr. Sloane continued, “Regarding capital as of January 31, 2023, we estimate that NewtekOne’s wholly owned subsidiary Newtek Bank, N.A. had total tier-one capital of approximately $78 million with approximately $250 million of total assets, which equates to a capitalization of approximately 30% of total assets. Moreover, as of January 31, 2023, Newtek Bank’s investment portfolio was comprised of $33.0 million in U.S. Treasury and agency securities, of which $29.7 million were U.S. Treasuries with a maturity of less than one year, with an average yield of 4.93%. The remaining portfolio was government agency securities with a maturity of less than 19 months. We believe that Newtek Bank’s business model is largely insensitive to interest rate increases and decreases.” Mr. Sloane further commented, “In addition to NewtekOne holding company liquidity and capital raises, Newtek Bank has had initial success in raising and maintaining deposits. At December 31, 2022, out of $120 million in Newtek Bank’s time deposits, only 11% were in excess of the $250,000 FDIC-insured amount. During the first quarter 2023, Newtek Bank raised an additional $110 million of deposits, most of which were non-redeemable CDs (except for death of depositor),

2 growing the deposit base to approximately $251 million at March 31, 2023. The vast majority of deposits at March 31, 2023 are sitting in cash and waiting to deployed by Newtek Bank for the funding of its SBA 7(a) loan origination pipeline. Newtek Bank’s SBA 7(a) loans are originated at interest rates of Prime plus 3.0%, which is currently equivalent to an 11% floating rate with a quarterly rate adjustment and without an interest rate cap. Even with deposit interest rates at 5%, plus or minus, we believe Newtek Bank’s net interest margin on its core operating lending business can remain profitable. We have also continued to build, polish and refine Newtek Bank’s digital account opening process from scratch. In the first quarter of 2023, we opened slightly less than 400 new depository accounts through digital channels. In the second quarter of 2023, Newtek Bank anticipates that its SBA borrowers will open bank accounts at Newtek Bank, as well as NewtekOne’s payment processing clients. We believe this can significantly grow Newtek Bank’s core deposits and lower the overall interest expense. We further believe the industry has undervalued non-redeemable time deposits, versus lower-cost, non- or low-interest bearing checking accounts and money market accounts. Fortunately, our business plan does not contemplate having any material amount of low-duration high-dollar demand deposits with transient commercial accounts, as opposed to our independent business owner clientele who we believe will be more desirable and ‘stickier.’” Discussing the lending business, Mr. Sloane stated, “We are pleased to report that in the first quarter of 2023 compared to the first quarter of 2022, NewtekOne and Newtek Bank on a consolidated basis, had an approximate 12% increase in loan closings across all of its lending solutions, including SBA 7(a) and 504, secured lines of credit, conforming commercial and industrial loans, non-conforming commercial and industrial loans, and conforming commercial real estate loans. Our first quarter 2023 SBA 7(a) gain-on-sale margins have materially improved over the fourth quarter of 2022, on a weighted-average basis to 110.84% from 108.72%, respectively. We are also pleased to relay that we have noticed little change in our SBA 7(a) loan portfolio currency rate, which has remained relatively stable, as we have not experienced a discernible increase in non-accrual loans from the last reported balance sheet date of December 31, 2022.” Mr. Sloane concluded, “We are extremely proud of our solid key performance metrics and how things have been tracking, which we believe leaves us well positioned for 2023 and beyond, with our differentiated business model with no brokers, no bankers, no business development officers, and one operating branch. Further, our model of obtaining business referrals of approximately 1,000 per day, through our patented NewTracker® system, we believe will enable the Company to operate with the

3 lowest efficiency ratios possible and give us the greatest level of connectivity and client service with our customers facing staff on camera. We are reconfirming the midpoint forecast of after-tax earnings per share for NewtekOne of $0.41 per share with a range of $0.37 per share to $0.45 per share for the first quarter of 2023. We look forward to reporting and discussing these key performance indicators in greater detail during our first quarter 2023 conference call in early May, when we report our first quarterly results since converting from a business development company to a financial holding company.” NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others: macroeconomic and other challenges and uncertainties related to the U.S. and global economies, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; higher inflation and its impacts; higher interest rates and the impacts on macroeconomic conditions, and NewtekOne, Inc.’s funding costs; NewtekOne, Inc’s conversion to a financial holding company and acquisition of Newtek Bank, N.A., and NewtekOne’s limited experience as a financial holding company and owning and operating a bank; and the precautionary statements included in this release. Factors that could cause NewtekOne, Inc’s actual results to differ materially from those described in the forward looking statements can be found in NewtekOne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission and available on NewtekOne, Inc.’s website

4 (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne, Inc. speak only as to the date they are made, and NewtekOne, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com